                                                                   EXHIBIT 20.1

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders

                                July 16, 2001







                                                       DISTRIBUTION IN DOLLARS
   -------------------------------------------------------------------------------------------------------------------------
              ORIGINAL          BEGINNING                                                                          ENDING
                FACE            PRINCIPAL                                                REALIZED    DEFERRED     PRINCIPAL
    CLASS       VALUE           BALANCE        PRINCIPAL       INTEREST        TOTAL      LOSSES     INTEREST      BALANCE
   -------------------------------------------------------------------------------------------------------------------------
     A1    357,735,172.00    54,170,277.66    4,996,733.34    196,848.77    5,193,582.11    0.00       0.00    49,173,544.32
     A2     40,000,000.00     6,057,025.63      558,707.53     21,697.61      580,405.14    0.00       0.00     5,498,318.10
     R               0.00             0.00            0.00    209,331.74      209,331.74    0.00       0.00             0.00
   ------  --------------    -------------    ------------    ----------    ------------ --------    --------  -------------
   TOTALS  397,735,172.00    60,227,303.29    5,555,440.87    427,878.12    5,983,318.99    0.00       0.00    54,671,862.42
   ------  --------------    -------------    ------------    ----------    ------------ --------    --------  -------------
     SI      8,117,044.50    63,168,966.31            0.00    435,616.94      435,616.94    0.00       0.00    65,150,677.44
   ======  ==============    =============    ============    ==========    ============ ========    ========  =============






                   FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                             PASS-THROUGH RATES
     --------------------------------------------------------------------------------------------------     -----------------------
                                                                                                                       CURRENT
                      PASS-THRU                                                              ENDING                   PASS-THRU
      CLASS           PRINCIPAL           PRINCIPAL        INTEREST          TOTAL          PRINCIPAL        CLASS       RATE
     --------------------------------------------------------------------------------------------------     -----------------------
      A1             151.42564081        13.96768820       0.55026395      14.51795215      137.45795261       A1     4.220000%
      A2             151.42564075        13.96768825       0.54244025      14.51012850      137.45795250       A2     4.160000%
    ------         -------------         -----------      -----------      -----------    --------------      -----   ----------
    TOTALS           151.42564080        13.96768820       1.07578648      15.04347468      137.45795260
    ------         --------------        -----------      -----------      -----------    --------------      -----
      SI           7,782.26191935         0.00000000      53.66693998      53.66693998    8,026.40387644       SI       0.000000%
    ======         ==============        ===========      ===========      ===========    ==============      =====   ==========



       IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE
                    CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
              The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                               Tel: (212) 946-7117
                         Email: daniel.randall@chase.com


[CHASE LOGO]                     (R) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  July 16, 2001

 Sec. 4.01(i)              Principal Collections recieved during the Collection Period                       5,668,806.42
                           Interest Collections recieved during the Collection Period                          918,631.75
                           Additional Draw Amount                                                              113,376.13
 Sec. 4.01(iii)            Floating Allocation Percentage                                                       49.724757
                           Fixed Allocation Percentage                                                        98.000000 %
 Sec. 4.01(iv)             Investor Certificate Interest Collections                                           430,847.17
 Sec. 4.01(v)              Investor Certificate Principal Collections                                        5,555,430.29
 Sec. 4.01(vi)             Seller Interest Collections                                                         435,616.94
                           Seller Principal Collections                                                        113,376.13
 Sec. 4.01(xi)             Accelerated Principal Distribution Amount                                                10.57
                           Accelerated Principal Distribution Amount Actually Distributed                           10.57
 Sec. 4.01(xiii)           Amount Required to be Paid by Seller                                                      0.00
                           Amount Required to be Paid by Servicer                                                    0.00
 Sec. 4.01(xiv)            Servicing Fee                                                                        52,167.64
                           Accrued and Unpaid Servicing Fees                                                         0.00
 Sec. 4.01(xv)             Liquidation Loss Amounts (Net of Charge Off Amounts)                                      0.00
                           Charge Off Amounts                                                                        0.00
                           Charge Off Amounts allocable to Investor Certificateholders                               0.00
                           Cumulative Loss Amounts                                                           1,066,682.19
 Sec. 4.01(xvi)            Pool Balance as of end of preceding Collection Period                           125,202,329.58
                           Pool Balance as of end of second preceding Collection Period                    129,776,532.29
 Sec. 4.01(xvii)           Invested Amount                                                                  56,701,112.86
 Sec. 4.01(xxi)            Has a Rapid Amortization Event Ocurred?                                                    YES
 Sec. 4.01(xxii)           Has an Event of Default Ocurred?                                                            NO
 Sec. 4.01(xxiii)          Amount Distributed to Credit Enhancer per 5.01(a)(1)                                  2,961.39
                           Amount Distributed to Credit Enhancer per 5.01(a)(6)                                      0.00
                           Unreimbursed Amounts Due to Credit Enhancer                                               0.00
 Sec. 4.01(xxiv)           Guaranteed Principal Distribution Amount                                                  0.00
 Sec. 4.01(xxv)            Credit Enhancement Draw Amount                                                            0.00
 Sec. 4.01(xxvi)           Amount Distributed to Seller per 5.01(a)(10)                                        209,331.74
 Sec. 4.01(xxvii)          Maximum Rate                                                                            8.0649
                           Weighted Average Net Loan Rate                                                          8.0649



[CHASE LOGO]                     (R) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  July 16, 2001


 Sec. 4.01(xxviii)         Minimum Seller Interest                                                          2,432,572.21
 Sec. 4.01(xxix)           Required Servicer Advance                                                                0.00
                           Unreimbursed Required ServicerAdvance                                                    0.00
                           Required Servicer Advance Reimbursement                                                  0.00
 Sec. 4.01(xxx)            Spread Account Requirement                                                               0.00
                           Amount on deposit in the Spread Account (after the Spread Withdrawal)                    0.00
                           Spread Account Deposit                                                                   2,91
                           Spread Account Withdrawal (including Spread Account Deposits)                            2,91




                                  Delinquencies
-----------------------------------------------------------------------
                                     Group 1
------------------------------------------------------------------------
  Period                     Number   Principal Balance     Percentage
------------------------------------------------------------------------
 0-30 days                     0                   0.00          0.00%
31-60 days .                  35             942,643.74          0.77%
61-90 days                     9             334,579.23          0.27%
91-120 days                    2              39,625.75          0.03%
 121+ days                    13             423,851.93          0.35%
------------                  --           -------------         -----
 Total                        59           1,740.700.65          1.42%
                              ==           ============          =====



                              Loans in Foreclosure
                  ---------------------------------------------------
                                     Group 1
                  ---------------------------------------------------
                  Number          Principal Balance       Percentage
                  ---------------------------------------------------
                    0                     0.00               0.00%
                  ===================================================




                                  Loans in REO

                  ---------------------------------------------------
                                     Group 1
                  ---------------------------------------------------
                  Number          Principal Balance       Percentage
                  ---------------------------------------------------
                    0                     0.00               0.00%
                  ===================================================



[CHASE LOGO]                         COPYRIGHT 2000, CHASE MANHATTAN CORPORATION